Exhibit No. 10.8

AMENDMENT TO 1998 STOCK OPTION AGREEMENT

Amendment as of the 27th day of June, 2005 to the 1998 Stock Option Agreement (the “1998 Stock Option Agreement”) dated May 21, 1998 between RAPHAEL BENAROYA, residing at 179 Lincoln Street, Englewood, New Jersey 07631 (the “Optionee”), and UNITED RETAIL GROUP, INC., with offices at 365 West Passaic Street, Rochelle Park, New Jersey 07662 (the “Company”).

WHEREAS, the Company and the Optionee desire to amend the 1998 Stock Option Agreement to clarify that a change in control event shall occur if the current directors cease to constitute a majority of the board of directors; and

WHEREAS, this amendment is an added inducement for the Optionee to continue in the employ of the Company; and

WHEREAS, this Amendment to the 1998 Stock Option Agreement has been approved by the Compensation Committee of the Board of Directors of the Company;

NOW, THEREFORE, in consideration of the premises, the parties hereto, intending to be legally bound, hereby agree that the definition of “Change in Control” in Section 1 of the 1998 Stock Option Agreement is hereby amended by changing clause (b) thereof as follows:

"(b) individuals who constitute the Board of Directors of the Company on June 27, 2005 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to June 27, 2005 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;"

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the 1998 Stock Option Agreement, in duplicate originals, as of the date set forth above, in the case of the Company by an officer thereunto duly authorized.

Dated: June 28, 2005	UNITED RETAIL GROUP, INC. /S/ BY: GEORGE R. REMETA Name: George R. Remeta Title: Chief Administrative Officer

/S/ RAPHAEL BENAROYA Raphael Benaroya